Exhibit 99.1

STARWOOD WAYPOINT HOMES ANNOUNCES

THIRD QUARTER 2017 FINANCIAL AND OPERATING RESULTS

Scottsdale, Arizona (November 8, 2017) – Starwood Waypoint Homes (NYSE: SFR) (“SWH” or the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced operating and financial results for the three and nine months ended September 30, 2017. Capitalized terms used herein have the meanings set forth in the Appendix to the Supplemental Report of financial and operating information posted on the Company’s website.

Third Quarter 2017 Highlights

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Signed a definitive merger agreement with Invitation Homes to create the premier single-family rental company with over 80,000 homes in high growth markets with significant concentration in the Western U.S. and Florida.  The merger is expected to close in the 4th quarter of 2017.

•	Total revenues increased 16.1% to $169.7 million for the three months ended September 30, 2017 from $146.1 million for the three months ended September 30, 2016.
•

Net loss attributable to common shareholders of $23.2 million or $0.18 per basic and diluted share for the three months ended September 30, 2017, compared to a $10.9 million net loss or a $0.11 loss per basic and diluted share for the three months ended September 30, 2016.

•	Core Funds from Operations (“Core FFO”) was $60.5 million or $0.45 per share during the three months ended September 30, 2017.
•	Achieved renewal, replacement and blended rent growth rates of 5.3%, 3.0% and 4.4%, respectively, for the Same Home cohort.
•	Same Home Net Operating Income increased by 6.7%, supported by Core Rental Revenue growth of 4.3%.
•

Core Net Operating Income (“Core NOI”) margin for Same Home properties increased to 64.0% for the three months ended September 30, 2017, compared to 62.6% for the three months ended September 30, 2016.

•	Closed approximately $730.0 million SWH 2017-1 securitization with a blended average interest rate of LIBOR plus 156 basis points.

“Supply and demand fundamentals continue to support a very positive outlook for the future of the single-family rental market.  A growing number of families are demanding quality homes in desirable neighborhoods near employment centers and with good schools, and they are choosing the flexibility and value of the rental home lifestyle,” states Fred Tuomi, the Company’s CEO.

“Our third quarter represents continued solid results including Same Home NOI growth of 6.7%, and Same Home Core NOI Margin of 64.0%.  Residents continued to demonstrate satisfaction with our quality homes and high level of customer service as resident retention improved quarter-over-quarter and Same Home Renewal Rent Growth remained stable at 5.3%.”

“The pending merger between Starwood Waypoint Homes and Invitation Homes remains on track for a fourth quarter closing.  We look forward to this transformational opportunity to deliver even greater service and value to our residents through increased scale in desirable locations and the blending of best practices, technology and talent from two innovative operating platforms.”

Third Quarter 2017 Operating Results

Total revenues were $169.7 million for the three months ended September 30, 2017, and net loss attributable to common shareholders was $23.2 million, or $0.18 per share, driven by depreciation and amortization expense.

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NAREIT FFO was $28.3 million for the three months ended September 30, 2017, or $0.21 per share, and Core FFO was $60.5 million, or $0.45 per share. NAREIT FFO and Core FFO are common supplemental measures of operating performance for a REIT, and the Company believes both are useful to investors as a complement to GAAP measures because they facilitate an understanding of the operating performance of the Company’s properties.

Same Home Results

For the Company’s Same Home portfolio of 27,313 homes, revenue, operating expenses and NOI were $135.5 million, $53.8 million and $81.8 million, respectively, for the three months ended September 30, 2017.  Year-over-year Same Home revenue and expense growth were impacted by the implementation of a third-party utility billing service provider during the third quarter 2016, whereby water, sewer and trash services are now held in the Company’s name during resident occupancy and subsequently billed-back to the resident; this had the effect of increasing both revenue growth and expense growth.  Core Rental Revenue and Core Property Operating Expense measures reflect the net effect of these utility reimbursements, as well as other chargebacks.  Core Revenue growth for the quarter was 4.3% with Core Expense increasing by 0.2%. Same Home Core NOI margin for the three months ended September 30, 2017 and September 30, 2016 were 64.0% and 62.6%, respectively. The table below summarizes Same Home operating results.

Same Home	Q3 Results
Homes as of September 30, 2017 (1)	27,313
Occupancy as of September 30, 2017	95.1%
Revenue/Core Revenue Growth (September 30, 2017 as compared to September 30, 2016)	5.0%/4.3%
Operating Expense/Core Expense Growth (September 30, 2017 as compared to September 30, 2016)	2.5%/0.2%
NOI Growth (September 30, 2017 as compared to September 30, 2016)	6.7%
NOI/Core NOI Margin	60.3%/64.0%

Investments

During the three months ended September 30, 2017, the Company acquired 609 homes for an aggregate total investment of approximately $147.6 million, or approximately $242,000 per home, including estimated investment costs for renovation.  The Company sold 243 single-family rental homes for gross sales proceeds of $46.6 million, resulting in a gain of approximately $3.7 million.

Balance Sheet and Capital Markets Activities

As of September 30, 2017, the Company had $4.0 billion of debt outstanding and zero dollars drawn on our $675.0 million credit facility.

In September 2017 the Company executed its SWH 2017-1 securitization sized at approximately $730.0 million, net of retained certificates with a blended average interest rate of LIBOR plus 156 basis points.  The proceeds from the securitization were used to retire the $450.0 million term loan assumption associated with the Company’s GI Portfolio acquisition; proceeds were also used to pay off $180.0 million on the Company’s revolving credit facility, with the remaining proceeds to be used for general corporate purposes.

On October 13, 2017, the Board declared a pro-rata dividend of $0.11 per common share as defined within the Agreement and Plan of Merger, dated August 9th, 2017; the dividend was paid on November 7th to shareholders of record on October 24, 2017.

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Full Year 2017 Financial Guidance

The table below provides the Company’s updated Same Home revenue and growth assumptions, and relevant operating metrics.

2017 Guidance
Same Home Revenue Growth (1)	4.5 – 5.0%
Same Home Expense Growth (1)	2 – 3%
Same Home Core NOI Margin	64.75 – 65.25%
Same Home Occupancy	95.25 – 95.75%
Same Home Turnover	35.5 – 36.5%

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

This outlook is based on several assumptions, many of which are outside the Company’s control and all of which are subject to change. This outlook reflects the Company’s expectations on (1) existing investments and (2) yield on incremental investments inclusive of the Company’s existing pipeline. All guidance is based on current expectations of future economic conditions, the judgment of the Company’s management team and does not take into account potential impacts which may result from the anticipated merger with Invitation Homes.  Please refer to the Forward-Looking Statements disclosure.

Third Quarter 2017 Conference Call

A conference call is scheduled on Thursday, November 9, 2017, at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the three months ended September 30, 2017. The domestic dial-in number is 1-877-407-9039 (for U.S. and Canada) and the international dial-in number is 1-201-689-8470 (passcode not required). An audio webcast may be accessed at www.starwoodwaypoint.com in the investor relations section. A replay of the call will be available through December 9, 2017 and can be accessed by calling 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international), replay pin number 13672436, or by using the link at www.starwoodwaypoint.com, in the investor relations section.

About Starwood Waypoint Homes

Starwood Waypoint Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Starwood Waypoint Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Starwood Waypoint Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.starwoodwaypoint.com.

Additional information

A copy of the Third Quarter 2017 Supplemental Information Package (“Q3 2017 Supplement”) and this press release are available on the Company’s website at www.starwoodwaypoint.com.

(1) Growth rates presented exclude the impact of resident utility billing revenue and associated utility chargeback expenses as a result of the SWH utility chargeback transition beginning in Q3 2016, whereby water, sewer and trash services are held in the Company’s name during resident occupancy and subsequently billed back to the resident.	3

Notice Regarding Non-GAAP Financial Measures

This press release and the Q3 2017 Supplement contain and may refer to certain non-GAAP financial measures and terms that management believes are helpful in understanding our business, as further set forth in the definitions, explanations and reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measures included in the Appendix. These measures and terms are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should be read together with the most comparable GAAP measures.

Forward-Looking Statements

Certain statements in this press release and the quarterly supplement/presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are based on certain assumptions and discuss future expectations, describe future plans and strategies and contain financial and operating projections or state other forward-looking information. The Company’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to: the factors referenced in the Company’s Annual Report on Form 10-K and other 34 Act filings, including those under the caption “Risk Factors” in the definitive joint proxy statement/information statement and prospectus dated October 16, 2017 and filed with the SEC on Schedule 14A on October 16, 2017 (the “Merger Proxy”) regarding the Company’s proposed mergers with Invitation Homes Inc. (the “Proposed Mergers”); the possibility that the Proposed Mergers will not close; failure to plan and manage the Proposed Mergers effectively and efficiently; the possibility that the anticipated benefits from the Proposed Mergers may not be realized or may take longer to realize than expected; unexpected costs or unexpected liabilities that may arise from the Proposed Mergers, whether or not completed; unanticipated increases in financing and other costs, including a rise in interest rates; unanticipated increases in financing and other costs, including a rise in interest rates; and the Company’s ability to effectively deploy short-term and long-term capital; the possibility that unexpected liabilities may arise from the Proposed Mergers, including the outcome of any legal proceedings that have been or may be instituted against the Company or others in connection with the Proposed Mergers and the associated transactions; changes in the Company’s business and growth strategies; the Company’s ability to hire and retain highly skilled managerial, investment, financial and operational personnel; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; declines in the value of single-family residential homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in properties that satisfy the Company’s investment objectives and business and growth strategies; the Company’s ability to convert the properties it acquires into rental homes generating attractive returns and to effectively control the timing and costs relating to the renovation and operation of the properties; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to effectively manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the rates of default or decreased recovery rates on the Company’s target assets; the adequacy of the Company’s cash reserves and working capital; the timing of cash flows, if any, from the Company’s investments; the Company’s expected leverage; financial and operating covenants contained in the Company’s credit facilities and securitizations that could restrict its business and investment activities; effects of derivative and hedging transactions; the Company’s ability to maintain effective internal controls as required by the Sarbanes-Oxley Act of 2002 and to comply with other public company regulatory requirements; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; actions and initiatives of the U.S., state and municipal governments and changes to governments’ policies that impact the economy generally and, more specifically, the housing and rental markets; changes in governmental regulations, tax laws (including changes to laws governing the taxation of real estate investment trusts (“REITs”) and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of its subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of the Company’s subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and estimates relating to the Company’s ability to make distributions to its shareholders in the future.

You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in the reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Except as required by law, the Company is under no duty to, and the Company does not intend to, update any of the forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

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Consolidated Financials

Balance Sheet (Unaudited)

As of September 30, 2017

Dollars in thousands

Assets		Liabilities
Investments in real estate properties:		Accounts payable and accrued expenses	$145,656
Land and land improvements	$1,881,309	Resident prepaid rent and security deposits	64,988
Buildings and building improvements	5,001,710	Mortgage loans, net	3,432,277
Furniture, fixtures and equipment	168,643	Convertible senior notes, net	526,656
Total investments in real estate properties	7,051,662	Liabilities related to assets held for sale	242
Accumulated depreciation	(495,002)	Other liabilities	6,624
Investments in real estate properties, net	6,556,660	Total liabilities	4,176,443

Real estate held for sale, net	144,752	Equity
Cash and cash equivalents	187,659	Common shares, at par	1,283
Restricted cash	129,923	Additional paid-in capital	3,627,986
Investments in unconsolidated joint ventures	33,332	Accumulated deficit	(441,093)
Asset-backed securitization certificates	153,115	Accumulated other comprehensive income	16,151
Assets held for sale	19,585	Total shareholders' equity	3,204,327
Goodwill	260,230	Non-controlling interests	184,294
Other assets, net	79,808	Total equity	3,388,621
Total assets	$7,565,064	Total liabilities and equity	$7,565,064

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Statement of Operations (Unaudited)

Dollars in thousands, except share and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016 (1)	2017	2016 (1)
Revenue
Rental income	$156,299	$133,580	$437,194	$396,318
Other property income	12,682	9,366	31,648	22,858
Other income	706	3,153	6,260	9,022
Total revenues	169,687	146,099	475,102	428,198
Expenses
Property operating and maintenance	26,813	23,678	67,477	62,356
Real estate taxes, insurance and HOA costs	32,733	28,070	90,443	83,310
Property management	8,538	9,079	27,430	29,226
Interest expense	38,877	39,296	115,017	114,737
Depreciation and amortization	53,994	47,344	148,293	135,818
Impairment and other	13,077	356	13,734	530
Share-based compensation	2,387	824	5,584	1,922
General and administrative	10,932	11,333	32,717	39,809
Transaction-related	7,791	1,503	7,856	30,058
Total expenses	195,142	161,483	508,551	497,766
Net gain on sales of real estate	3,735	1,453	12,222	3,364
Equity in income from unconsolidated joint ventures	214	185	584	539
Loss on extinguishment of debt	(216)	-	(10,906)	-
Other (expense) income, net	(156)	1,867	(2,907)	(1,783)
Loss before income taxes	(21,878)	(11,879)	(34,456)	(67,448)
Income tax expense	359	161	695	487
Net loss from continuing operations	(22,237)	(12,040)	(35,151)	(67,935)
(Loss) income from discontinued operations, net	(1,984)	449	(2,205)	(7,368)
Net loss	(24,221)	(11,591)	(37,356)	(75,303)
Net loss attributable to non-controlling interests	1,062	691	1,801	4,529
Net loss attributable to common shareholders	$(23,159)	$(10,900)	$(35,555)	$(70,774)

Net loss per common share - basic and diluted
Net loss attributable to common shareholders	$(0.18)	$(0.11)	$(0.31)	$(0.70)
Weighted average common shares outstanding	128,308,445	101,489,587	116,388,795	101,680,457

(1) Certain line items have been reclassified to conform to the current period groupings. See Form 10-Q for the period ended September 30, 2017 for further detail.	6

Reconciliation to FFO and Core FFO

Dollars in thousands, except share and per share data

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017

Reconciliation of net loss to NAREIT FFO
Net loss attributable to common shareholders	$(23,159)	$(35,555)
Adjustments:
Depreciation and amortization on real estate assets	53,981	148,145
Impairment of real estate assets (1)	293	950
Net gain on sale of real estate	(3,735)	(12,222)
Non-controlling interests	(1,062)	(1,801)
Discontinued operations, net (NPL/REO)	1,984	2,205
NAREIT FFO	$28,302	$101,722
NAREIT FFO per share (2)	$0.21	$0.83

Adjustments for Core FFO
NAREIT FFO	$28,302	$101,722
Amortization of deferred financing costs, debt discounts, non-cash interest expense from interest rate caps and loss on extinguishment of debt	9,258	40,283
Share-based compensation	2,387	5,584
Transaction-related expenses	7,791	7,856
Hurricane losses (3)	12,784	12,784
Core FFO	$60,522	$168,229

Core FFO per share (2)	$0.45	$1.37

Adjustments for Core AFFO
Core FFO	$60,522	$168,229
Recurring capital expenditures	(14,093)	(35,556)
Capitalized leasing (4)	(2,534)	(6,976)
Core AFFO	$43,895	$125,697

Core AFFO per share (2)	$0.33	$1.02

(1) Excludes impairment losses related to Hurricane Harvey and Hurricane Irma.

(2) Weighted-average shares totaled 134,746,716 and 122,983,190 for the three and nine-month periods ended September 30, 2017, respectively.  A reconciliation of outstanding shares is included in the Appendix.

(3) Represents losses related to Hurricane Harvey and Hurricane Irma only which are included in impairment and other in our statement of operations for the three and nine-months ended September 30, 2017.

(4) Comprised of $2.2 million of certain personnel costs and $0.3 million of third-party commissions, and $6.2 million of certain personnel costs and $0.7 million of third-party commissions for the three and nine-month periods ending September 30, 2017, respectively.

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Contacts:

For Starwood Waypoint Homes:

Investor Relations

Phone: 480-800-3490

IR@colonystarwood.com

Or

Media Relations

Jason Chudoba, 646-277-1249

Jason.chudoba@icrinc.com

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